Casper Reports Record Quarterly Revenue in 2021 Second Quarter

45% YoY Growth in North America, Including 79% YoY Growth in Retail Partnership Channel

NEW YORK - August 10, 2021 - Casper Sleep Inc. (“Casper” or the “Company”) (NYSE: CSPR) today announced financial results for the quarter ended June 30, 2021 (the “second quarter 2021” or “second quarter”).

Second Quarter 2021 Financial Highlights (as compared to the quarter ended June 30, 2020)

•North America revenue increased 44.6% to an all-time quarterly record of $151.8 million;
◦North America Direct-to-Consumer revenue, inclusive of Casper’s 72 retail stores and e-commerce channel, increased 31.3% to $99.5 million;
◦North America Retail Partnership revenue increased 78.9% to $52.2 million;
•Gross Profit increased $15.5 million or 27.1% to $72.5 million;
•Net Loss increased by $9.5 million or 39.4% to $33.7 million, inclusive of a $17.5 million one-time lease write-off charge;
•Adjusted EBITDA loss improved by $4.8 million or 41.8% to $6.7 million; and
•Cash and cash equivalents were $49.7 million on June 30, 2021.

Commenting on the second quarter results, Casper’s Chief Executive Officer, Philip Krim, said, “We are pleased with our significant top-line growth, compared to both 2020 and 2019. Casper delivered all-time record quarterly revenue, reflecting continued demand for our innovative sleep products across our sales channels and the strength of the Casper brand. North America revenue growth of 45% year-over-year was driven by 79% revenue growth across our retail partnerships and 31% revenue growth across our DTC channel, representing 70% revenue growth compared to the second quarter of 2019. Our topline growth reflects the success of our new product offerings, the relevance of our omni-channel shopping experience and the staying and pricing power of our brand.”

“While we continue to make meaningful progress on our strategic priorities and path towards achieving Adjusted EBITDA profitability, the extended constraints and inflationary pressures in raw materials, freight and labor across our supply chain significantly hampered our ability to meet the full extent of the record level of demand. We are taking aggressive measures to offset these various challenges, including further diversifying and expanding our supplier base to strengthen our sourcing capabilities, leveraging our growing scale to negotiate preferential rates and implementing price increases to help offset the ongoing inflationary pressures. In spite of significant supply constraints, the overall industry environment remains strong, and with manufacturing capacity anticipated to ramp up later this year, we expect our third-party manufacturing model will help us fulfill the growing demand for Casper products across our expanding footprint and enable us to improve gross profit margin in 2022.”

Mr. Krim continued, “More than ever, our teams are focused on serving our customers and retail partners while effectively managing through these dynamic market conditions. Our momentum remains strong, and our brand is resonating with consumers, who are both spending more time at home and assigning greater value to rest and wellness. Fueled by our top-line momentum and the successes of our product extensions, we continue to invest in product development through the introduction of thoughtfully designed and innovative products, such as our new Cooling Collection. In addition, our brand and products are supported by a growing list of top-tier retail partners, such as our recent partnership with Bed Bath & Beyond, as well as through Casper retail stores. As consumers’ shopping habits become increasingly bifurcated, we are confident that we can further leverage the growing appeal of our in-person shopping opportunities in combination with the convenience of our e-commerce platform.”

Outlook
The Company today provided an outlook for certain financial metrics for the quarter ending September 30, 2021 (“third quarter 2021”) and the year ending December 31, 2021 (“full year 2021” or “2021”), reflecting certain assumptions by management regarding the Company’s business, trends, seasonal factors, and the continuing impact of industry-wide supply chain challenges and the COVID-19 pandemic on its business. In addition, the outlook assumes there will be no material changes in world events, recent consumer trends, economic conditions, competitive landscape or other circumstances beyond our control that may adversely affect the Company’s results of operations.

In the third quarter 2021, the Company expects revenue of approximately $152 to $159 million, a net loss of approximately $22.6 to $19.6 million, and an Adjusted EBITDA loss of approximately $12.5 to $9.5 million. At the mid-point, this revenue range represents 25.9% growth in the third quarter 2021 versus the prior year period. For full year 2021, the Company expects revenue of approximately $580 to $610 million. At the mid-point, this revenue range represents 19.7% growth and 25.8% North America revenue growth for 2021 versus full year 2020. Assuming that manufacturing and supply chain capacity increases, materials shortages, labor and shipping constraints lessen, and inflationary pressure on input materials subsides, as anticipated, the Company expects to achieve Adjusted EBITDA profitability during 2022.

Conference Call & Webcast Information
Casper will hold a conference call on Tuesday, August 10, 2021, at 8:00 a.m. Eastern time to discuss the Company’s second quarter results and other business updates. To access the conference call, interested parties may dial 866-319-1799 (for domestic callers) or 825-312-2362 (for international callers). Please call at least five minutes in advance of the start of the call to ensure that you are connected prior to the call. Interested parties may also access a live audio webcast of the call at https://ir.casper.com/news-and-events/events-and-presentations/default.aspx. Please allow 15 minutes to register. A replay of the call will be available within two hours of the conclusion of the call until October 9, 2021 at https://ir.casper.com/news-and-events/events-and-presentations/default.aspx.

Casper periodically provides information for investors on its corporate website, casper.com, and its investor relations website, ir.casper.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC and information on corporate governance.

About Casper
Casper believes everyone should sleep better. The Sleep Company has a full portfolio of obsessively engineered sleep products—including mattresses, pillows, bedding, and furniture designed in-house by the Company’s award-winning R&D team at Casper Labs. In addition to its e-commerce business, Casper owns and operates Sleep Shops across North America and its products are available at a growing list of retailers.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the impact of the COVID-19 pandemic and the related effect on our employees, customers and business operations; our expectations surrounding our ability to deliver growth, gain market share, improve gross profit margin and achieve Adjusted EBITDA profitability by specified timelines; our future competitive position; our future results of operations and financial position including our outlook for the third quarter 2021 and full year 2021; our business strategy and plans, including our plans regarding product launches, expanding brand awareness and reach, and our retail distribution; our actions in response to industry-wide supply chain constraints; consumer shopping habits and preferences; completion of review procedures and the execution of our internal control over financial reporting; improvement in current supply chain constraints and inflationary pressures;
and objectives of management for future operations and creating long-term value. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic could adversely impact our business, financial condition and results of operations; our ability to compete successfully in the highly competitive industries in which we operate; our ability to maintain and enhance our brand; the success of our retail store and retail partnerships expansion plans; our ability to successfully implement our growth strategies related to launching new products; the effectiveness and efficiency of our marketing programs; our ability to manage our current operations and to manage future growth effectively; our past results may not be indicative of our future operating performance; our ability to manage our supply chain commensurate with demand and successfully and timely deliver merchandise to our retail partners and customers; our ability to attract new customers or retain existing customers; the growth of the market for sleep as a retail category and our ability to become a leader or maintain our leadership in the category; the impact of social media and influencers on our reputation; our ability to protect and maintain our intellectual property; our exclusive reliance on third-party contract manufacturers whose efforts we are unable to fully control; our ability to effectively implement strategic initiatives; our ability to transfer our supply chain and other business processes to a global scale; risks relating to fluctuations in the cost and availability of raw materials and fuel; risks relating to our international operations and expansion; we are dependent on our retail partners; general economic and business conditions; we or our service providers could be subject to system failures, cyber-based attacks or interruptions and security breaches or other incidents; risks relating to changing legal and regulatory requirements, and any failure to comply with applicable laws and regulations; we may be subject to product liability claims and other litigation; we may experience fluctuations in our quarterly operating results; we have and expect to continue to incur significant losses; risks relating to our indebtedness; our need for additional funding, which may not be available; risks relating to taxes; our ability to attract and retain qualified personnel; future sales by us our stockholders may cause the market price of our stock to decline; and risks and additional costs relating to our status as a new public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Financial Results Advisory
The financial results for the three and six months ended June 30, 2021 disclosed in this press release are unaudited and are subject to revision based on the completion of review procedures and the execution of the Company’s internal control over financial reporting

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net loss before interest (income) expense, income tax expense and depreciation and amortization as further adjusted to exclude the impact of stock-based compensation expense, restructuring costs, costs associated with legal settlements, and transaction costs incurred in connection with our initial public offering. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

Management uses Adjusted EBITDA:

•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with the reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:

•such measure does not reflect our cash expenditures;
•such measure does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments to exclude the impact of stock-based compensation expense and material infrequent items, including but not limited to the costs of our initial public offering, restructuring, and costs associated with legal settlements, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and may complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted EBITDA includes adjustments for other items that we do not expect to regularly record following our initial public offering. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Press Contact

comms@casper.com

Investor Relations Contact

IR@casper.com

Casper Sleep Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	As of
Assets	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$49,658	$88,922
Restricted cash	—	3,162
Accounts receivable, net	33,045	27,663
Prepaid expenses and other current assets	13,098	11,026
Inventory, net	58,050	35,531
Total current assets	153,851	166,304
Property and equipment, net	55,934	66,529
Other assets	1,342	1,368
Total assets	$211,127	$234,201

Liabilities and Stockholders’ (Deficit) / Equity
Current liabilities:
Accounts payable	$54,713	$47,612
Accrued expenses	66,129	54,741
Deferred revenue	9,596	7,430
Short-term debt	16,000	—
Other current liabilities	10,907	9,498
Total current liabilities	157,345	119,281
Long-term debt	50,375	65,546
Other liabilities	25,488	23,907
Total liabilities	233,208	208,734
Stockholders’ (deficit) / equity:
Common stock, $0.000001 par value - 170,000 and 170,000 shares authorized; 41,451 and 40,539 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	447,626	440,248
Accumulated other comprehensive income	34	34
Accumulated deficit	(469,741)	(414,815)
Total stockholders’ (deficit)/equity	(22,081)	25,467
Total liabilities and stockholders’ (deficit) / equity	$211,127	$234,201

Casper Sleep Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$151,756	$110,196	$279,434	$223,240
Cost of goods sold	79,223	53,131	140,218	113,211
Gross profit	72,533	57,065	139,216	110,029
Operating expenses
Sales and marketing expenses	39,897	33,181	80,427	70,655
General and administrative expense	48,159	42,017	92,663	89,004
Restructuring expenses	17,584	4,129	17,985	5,440
Total operating expenses	105,640	79,327	191,075	165,099
Loss from operations	(33,107)	(22,262)	(51,859)	(55,070)
Other (income) expense
Net interest expense	1,781	2,152	4,297	4,308
Other (income) expense, net	(1,159)	(219)	(1,266)	(733)
Total other expenses, net	622	1,933	3,031	3,575
Loss before income taxes	(33,729)	(24,195)	(54,890)	(58,645)
Income tax expense	17	10	36	26
Net loss	(33,746)	(24,205)	(54,926)	(58,671)
Other comprehensive income (loss)
Currency translation adjustment	(53)	(737)	(34)	(290)
Total comprehensive loss	$(33,799)	$(24,942)	$(54,960)	$(58,961)

Net loss per share attributable to common stockholders, basic and diluted	$(0.81)	$(0.61)	$(1.34)	$(1.74)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	41,439,468	39,708,401	41,118,464	33,808,771

Casper Sleep Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows used in operating activities:
Net loss	$(54,926)	$(58,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,967	7,735
Stock based compensation expense	7,349	5,945
Asset impairments	8,933	—
Other	(2,641)	1,553
Changes in assets and liabilities:
Accounts receivable, net	(5,382)	7,684
Prepaid expenses and other current assets	(2,072)	9,790
Inventory, net	(22,519)	1,533
Other assets	22	764
Accounts payable	7,772	(3,019)
Accrued expenses	11,388	(12,319)
Deferred revenue	2,166	(2,453)
Other liabilities	6,461	(4,975)
Net cash used in operating activities	(35,482)	(46,433)
Cash flows used in investing activities:
Purchases of property and equipment	(6,974)	(10,777)
Net cash used in investing activities	(6,974)	(10,777)
Cash flows (used in) provided by financing activities:
Exercise of stock options and warrants	29	141
Proceeds from equity issuance	—	87,999
Proceeds from borrowings	3,000	—
Repayment on borrowings	(3,000)	—
Net cash (used in) provided by financing activities	29	88,140
Effect of exchange rate changes	1	(290)
Net change in cash, cash equivalents, and restricted cash	(42,426)	30,640
Cash, cash equivalents, and restricted cash at beginning of period	92,084	67,578
Cash, cash equivalents, and restricted cash at end of the period	$49,658	$98,218

Supplemental disclosure of cash paid for:
Interest paid	$(3,187)	$(2,822)

Casper Sleep Inc. and Subsidiaries
Reconciliation of Non-GAAP Metrics
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(33,746)	$(24,205)	$(54,926)	$(58,671)
Income tax expense	17	10	36	26
Interest (income) expense	1,781	2,152	4,297	4,308
Depreciation and amortization	4,144	3,195	7,967	6,343
Stock based compensation(a)	3,563	3,284	7,349	5,945
Restructuring(b)	17,584	4,129	17,985	5,440
Legal settlements(c)	—	—	—	1,500
Transaction costs(d)	—	—	—	787
Adjusted EBITDA	$(6,656)	$(11,435)	$(17,292)	$(34,322)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021 Estimated
(in thousands)	Actual	Low	High
Net loss	$(15,856)	$(22,630)	$(19,630)
Income tax expense	20	—	—
Interest (income) expense	2,127	2,230	2,230
Depreciation and amortization	3,313	4,200	4,200
Stock-based compensation(a)	3,746	3,700	3,700
Restructuring(b)	155	—	—
Legal settlements(c)	(1,000)	—	—
Transaction costs(d)	—	—	—
Adjusted EBITDA	$(7,495)	$(12,500)	$(9,500)

(a)    Represents non-cash stock-based compensation expense.
(b)    The 2020 costs are associated with implementing strategic changes in the companies' business structure including reductions in work force and exiting of certain lines of business or geographies. The 2021 costs include lease exit costs and asset impairments associated with the consolidation of office space into the New York metro area and certain severance and other employee separation costs.
(c)    Amounts related to litigation settlements.
(d)    Represents expenses incurred for professional, consulting, legal, and accounting services performed in connection with our initial public offering, which are not indicative of our ongoing costs and which were discontinued following the completion of our initial public offering.